Exhibit 3.1

CERTIFICATE OF AMENDMENT

OF

THIRD AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

CALIBERCOS INC.

(a Delaware corporation)

CALIBERCOS INC., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies as follows:

FIRST: The name of the Corporation is CaliberCos Inc. The Corporation was incorporated by filing its Certificate of Incorporation with the Delaware Secretary of State on June 7, 2018. On May 16, 2023, the Corporation filed a Third Amended and Restated Certificate of Incorporation, which was amended by a Certificate of Designation filed November 26, 2024, a Certificate of Designation filed March 5, 2025, Certificate of Amendment filed April 21, 2025, and Certificate of Designation filed September 11, 2025 (as amended, the “Certificate of Incorporation”).

SECOND: Pursuant to Section 242 of the Delaware General Corporation Law (the “DGCL”), Section 4.01 of Article IV of the Certificate of Incorporation is hereby amended and restated to read as follows:

“Authorized Classes of Stock. The total number of shares of stock of all classes of capital stock that the Corporation is authorized to issue is 537,500,000 shares, divided into three classes as follows: (i) 500,000,000 shares of Class A common stock, par value $0.001 per share (“Class A Common Stock”); (ii) 15,000,000 shares of Class B common stock, par value $0.001 per share (“Class B Common Stock” and, together with Class A Common Stock, “Common Stock”); and (iii) 22,500,000 shares of preferred stock, par value $0.001 (“Preferred Stock”).”

THIRD: The foregoing amendment was duly adopted and approved by the board of directors and the stockholders of the Corporation pursuant to Section 242 of the DGCL.

FOURTH: This Certificate of Amendment shall become effective on January 31, 2026, at 12:01 a.m. Delaware time (the “Effective Time”).

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IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its duly authorized officer this 30th day of January 2026.

CALIBERCOS INC.

By:	/s/ John C. Loeffler II
John C. Loeffler II
Chief Executive Officer